SCHEDULE 14A INFORMATION
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Valpey-Fisher Corporation
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VALPEY-FISHER CORPORATION
(A Maryland corporation)

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME	10:00 A.M. on May 12, 2011

PLACE	VALPEY-FISHER CORPORATION 75 South Street Hopkinton, Massachusetts 01748

ITEMS OF BUSINESS	(1) Election of eight (8) directors; and
(2) Consideration of such other business as may properly come before the meeting.

RECORD DATE	You are entitled to vote if you were a stockholder at the close of business on March 25, 2011.

VOTING BY PROXY	Please fill in, sign and mail the enclosed proxy as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. For specific instructions, please refer to the Questions and Answers beginning on page 1 of the proxy statement and the instructions on the proxy card.

By Order of the Board of Directors

Mario Alosco
Secretary

This notice of meeting and proxy statement and
accompanying proxy card are being distributed on or about
April 11, 2011

Important Notice Regarding the Availability of
Proxy Materials for the Stockholder Meeting
To be Held on May 12, 2011

Copies of this proxy statement, form of proxy card and our annual report to stockholders are available at www.valpeyfisher.com/Annual Meeting.  The Board recommends a vote FOR the nominated slate of directors (see pages 5-7).

VALPEY-FISHER CORPORATION
75 South Street
Hopkinton, Massachusetts 01748
________________________

PROXY STATEMENT
__________________________

Annual Meeting of Stockholders

May 12, 2011

This proxy statement contains information related to the Annual Meeting of Stockholders of Valpey-Fisher Corporation (the “Company”), to be held on May 12, 2011, beginning at 10:00 a.m., at the offices of the Company, 75 South Street, Hopkinton, Massachusetts  01748, and at any postponements or adjournments of the meeting.  The enclosed proxy is solicited by the Board of Directors.

ABOUT THE MEETING

What is the purpose of the annual meeting?

At the Company’s Annual Meeting, stockholders will act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, including the election of eight directors. In addition, the Company’s management will report on the performance of the Company during 2010 and respond to questions from stockholders.

What information is contained in these materials?

The information included in this proxy statement relates to the matters to be voted on at the meeting, the voting process, the compensation of directors and the Company’s most highly paid officers, and certain other required information.  The Company’s 2010 Annual Report which contains the Company’s 2010 Consolidated Financial Statements accompanies this proxy statement.

Who is entitled to vote at the meeting?

Only stockholders of record at the close of business on the record date, March 25, 2011, are entitled to receive notice of the Annual Meeting and to vote the shares of Common Stock that they held on that date at the meeting, or any postponements or adjournments of the meeting.

What are the voting rights of the holders of Common Stock of the Company?

Each outstanding share of Common Stock will be entitled to one vote on each matter to be voted upon at the meeting.

Who can attend the meeting?

All stockholders as of the record date, or their duly appointed proxies, may attend the meeting.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business.  As of March 25, 2011, 4,347,785 shares of Common Stock of the Company were outstanding.

How do I vote?

If you complete and properly sign the accompanying proxy card and return it to the Company, it will be voted as you direct.  If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person.  “Street name” stockholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

Can I change my vote after I return my proxy card?

Yes.  Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date.  The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What are the Board’s recommendations?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors.  The Board recommends a vote FOR election of the nominated slate of directors (see pages 5-7).

Other than the election of directors as described in this proxy statement, the Company does not expect any matters to be presented for a vote at this Annual Meeting.  If you grant a proxy, the persons named as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting.  If for any unforeseen reason any of the nominees named in this proxy statement is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors.

What vote is required to approve each item?

The vote of a plurality of all of the votes cast at the meeting at which a quorum is present is necessary for the election of a director.  For purposes of the election of directors, abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

COMMON STOCK OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Set forth in the table below is information concerning the ownership as of March 25, 2011 of the Common Stock of the Company by persons who, to the knowledge of the Board of Directors, own more than 5% of the outstanding shares of Common Stock of the Company.  The table also shows information concerning beneficial ownership by all other directors, by each nominee for director, by each of the named executive officers of the Company and by all directors and executive officers as a group.  Unless otherwise indicated, the beneficial owners have sole voting and investment power with respect to the shares beneficially owned.

Name and Address of Beneficial Owner	Amount Beneficially Owned		Percentage of Class

Mary R. and Emile Vaccari 508 40th Street Union City, NJ 07087	311,100		7.2%

Robert W. Valpey Route 25 P.O. Box 249 Center Harbor, NH 03226	290,254	(1)(2)	6.7%

Ted Valpey, Jr. 15 Bayview Road Dover, NH 03820	1,143,552	(3)	26.3%

Other Directors, Nominees and Executive Officers

Mario Alosco	10,374 (4)	Less than 1%
Gary Ambrosino	5,333 (5)	Less than 1%
Richard W. Anderson	143,062 (6)	3.3%
Michael J. Ferrantino, Jr.	115,671 (7)	2.6%
Eli Fleisher	158,312 (8)	3.6%
Lawrence Holsborg	167,774 (9)	3.8%
Steven Schaefer	3,333 (10)	Less than 1%
Michael J. Kroll	127,837 (11)	2.9%
Walt Oliwa	51,481 (12)	1.2%

Directors and Executive Officers as a Group (consisting of 10 individuals)	1,926,729 (3-13)	41.8%
______________________________
(1)	Includes 150,000 shares, as to which Mr. Robert Valpey disclaims beneficial ownership, held by a trust of which he is one of four trustees.
(2)	Includes 1,500 shares jointly owned by Mr. Robert Valpey’s wife.
(3)
Includes 1,023,552 shares are held in the Theodore S. Valpey Revocable Trust and 100,000 shares in the Theodore S. Valpey, Jr. Ira Rollover.  Of the shares in the Theodore S. Valpey Revocable Trust, 525,902 shares are pledged to a bank to secure indebtedness of Mr. Valpey to such bank.

(4)
As required by rules of the Securities and Exchange Commission (“SEC”), includes 10,374 shares which Mr. Alosco has, or will have within 60 days after March 25, 2011, the right to acquire upon the exercise of stock options.

(5)
As required by rules of the Securities and Exchange Commission (“SEC”), includes 3,333 shares which Mr. Ambrosino has, or will have within 60 days after March 25, 2011, the right to acquire upon the exercise of stock options.

(6)
Includes 127,500 shares of Common Stock held by Massachusetts Capital Resource Company as to which Mr. Anderson disclaims beneficial ownership.  By virtue of his position as President and Chief Investment Officer of Massachusetts Capital Resource Company, Mr. Anderson has shared power to vote the shares of the Company owned by Massachusetts Capital Resource Company.  As required by SEC rules, includes 15,562 shares which Mr. Anderson has, or will have within 60 days after March 25, 2011, the right to acquire upon the exercise of stock options.

(7)	As required by SEC rules, includes 70,212 shares which Mr. Ferrantino has, or will have within 60 days after March 25, 2011, the right to acquire upon the exercise of stock options.
(8)
Includes 2,250 shares owned by Mr. Fleisher’s wife as to which he disclaims beneficial ownership.  As required by SEC rules, includes 3,112 shares which Mr. Fleisher has, or will have within 60 days after March 25, 2011, the right to acquire upon the exercise of stock options.

(9)	As required by SEC rules, includes 10,374 shares which Mr. Holsborg has, or will have within 60 days after March 25, 2011, the right to acquire upon the exercise of stock options.
(10)
As required by rules of the Securities and Exchange Commission (“SEC”), includes 3,333 shares which Mr. Schaefer has, or will have within 60 days after March 25, 2011, the right to acquire upon the exercise of stock options.

(11)
Includes 21,050 shares jointly owned by Mr. Kroll’s wife and, as required by SEC rules, 91,183 shares which Mr. Kroll has, or will have within 60 days after March 25, 2011, the right to acquire upon the exercise of stock options.

(12)	As required by SEC rules, includes 51,481 shares which Mr. Oliwa has, or will have within 60 days after March 25, 2011, the right to acquire upon the exercise of stock options.
(13)
As required by SEC rules, includes an aggregate of 258,964 shares which such persons have, or will have within 60 days after March 25, 2011, the right to acquire upon the exercise of stock options, as described in footnotes 4 through 12 and an aggregate of 525,902 shares pledged as described in footnote 3.

1.  ELECTION OF DIRECTORS

Nominees

Eight directors are to be elected at the Annual Meeting, each to hold office until the next annual meeting and until his successor is elected and qualified.  Each of the nominees set forth below was elected a director at the last Annual Meeting of Stockholders and has served continuously since the year he was first elected.

Set forth below is certain information furnished to the Company regarding the persons who are nominees for election as directors of the Company.  Also set forth below is a description of the experience, qualifications, attributes or skills that caused the Nominating Committee and the Board of Directors to determine that the person should serve as one of our directors.

Name of Nominee	Principal Occupation	Year First Elected Director	Age

Mario Alosco	Partner, Mainstay Partners	2004	57
	(executive search consultants)

Gary Ambrosino	President and COO,	2009	55
	TimeTrade Systems, Inc.
	(appointment scheduling software)

Richard W. Anderson	President and Chief Investment Officer,	2000	63
	Massachusetts Capital Resource Company
	(private investment company)

Michael J. Ferrantino, Jr.	President and Chief Executive Officer of the Company	2009	39

Eli Fleisher	Investor	1977	83

Lawrence Holsborg	Investor	1986	77

Steven Schaefer	Vice President,	2009	60
	Cobham Tactical Communications and Surveillance
	(aerospace and surveillance systems)

Ted Valpey, Jr.	Investor; Chairman of the Company	1980	78

Mr. Alosco has been a Partner in Mainstay Partners (executive search consultants) since prior to 2006.

The Company believes Mr. Alosco’s qualifications to serve as a Director include his over twenty-six years of experience in building and recruiting management teams for technology based companies primarily involved in communications and aviation/aerospace technologies.

Mr. Ambrosino has been President and COO of TimeTrade Systems, Inc. (appointment scheduling software) since February 8, 2010.  From August 2008 to December 2010, he was Managing Director of clearValue partners (management consultants).  From July 2006 to August 2008, he was CEO of Sensicast Systems (wireless sensor networks).  From prior to 2006 to July 2006, he was Executive Vice President of Cognio, Inc. (wireless sensor networks).

The Company believes Mr. Ambrosino’s qualifications to serve as a Director include his over twenty years experience working as a CEO and as a management consultant to emerging high tech companies and his expertise in the areas of marketing and business development.

Mr. Anderson has been President and Chief Investment Officer of Massachusetts Capital Resource Company (a private investment company) since January 2008 and its Senior Vice President from prior to 2006 through 2007.

The Company believes Mr. Anderson’s qualifications to serve as a Director  include his expertise in corporate finance and strategic planning acquired over his forty-two-year career which includes twelve years as a commercial banker and thirty years as an investment officer, the last four of which has been as chief investment officer of a private investment company, as well as the knowledge, perspective and corporate governance expertise derived from his experience on the boards of public and private companies.  Our Board of Directors has determined that Mr. Anderson is an audit committee financial expert.

Mr. Ferrantino has been President and Chief Executive Officer since November 1, 2009.  From September 2008 until October 2009, he served as Executive Vice President and Chief Operating Officer of the Company.  From prior to 2006 to September 2008, he served as Vice President of the Control Components Group of the Company.

The Company believes Mr. Ferrantino’s qualifications to serve as a Director include his understanding of our Company and its operations derived from his service since November 1, 2009 as our Chief Executive Officer, his one year as our Chief Operating Officer, four years as Vice President of our Control Components Group and one year as our Vice President of Sales and Marketing as well as his nine years of experience prior to joining the Company in the areas of marketing, business development and applications engineering.

Mr. Fleisher has been a private investor since prior to 2006.

The Company believes Mr. Fleisher’s qualifications to serve as a Director include his understanding of our business acquired over thirty-four years of service on our Board.

Mr. Holsborg has been a private investor since prior to 2006.

The Company believes Mr. Holsborg’s qualifications to serve as a Director include his understanding of our business acquired over twenty-five years of service on our Board and as President of one of our former subsidiaries for eleven years.

Mr. Schaefer has been Vice President at Cobham Tactical Communications and Surveillance (aerospace and surveillance systems) of Cobham plc since September 2010.  From March 2010 to August 2010 he was Vice President of Mergers, Acquisitions and Integration at Cobham North America Unit (aerospace and defense) of Cobham plc.  From October 2009 until February 2010, he was President of Cobham Sensor Systems Strategic Business Unit (microwave electronics and antenna) of Cobham plc.  From January 2006 to October 2009, he was President of Cobham Sensor and Antenna Systems Unit (microwave electronics and antenna) of Cobham plc.

The Company believes Mr. Schaefer’s qualifications to  serve as a Director  include his over thirty years of experience in the aerospace and defense industry, markets in which the Company seeks to increase its market presence, and his expertise in the areas of marketing, business development, strategic planning, acquisitions and operations.

Mr. Valpey has been an Investor and Chairman of the Company since prior to 2006.

The Company believes Mr. Valpey’s qualifications to serve as a Director include his over forty years of experience in the electronic component industry and broad knowledge of our business acquired from his experience as our Chairman for twenty-eight years and as our Chief Executive Officer for five years.

Other Directorships

Except as set forth below none of the directors or nominees is a director of any company (other than the Company) which is subject to the reporting requirements of the Securities Exchange Act of 1934 or which is a registered investment company under the Investment Company Act of 1940.

Name	Director of
Richard W. Anderson	Providence and Worcester Railroad Company

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires directors, executive officers and holders of more than 10% of the Company’s Common Stock to file with the Securities and Exchange Commission reports regarding their ownership and changes in ownership of the Company’s securities.  The Company believes that, during 2010, its directors, executive officers and 10% shareowners complied with all Section 16(a) filing requirements.  In making this statement, the Company has relied upon examination of the copies of Forms 3, 4 and 5 provided to the Company and the written representations of its directors, executive officers and certain stockholders.

CORPORATE GOVERNANCE

Independence of Directors

The Board currently consists of eight directors, six of whom the Board has affirmatively determined have no relationship with the Company or its subsidiaries which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and are independent, as defined in the applicable NASDAQ Listing Standards. The six independent directors are Mario Alosco, Gary Ambrosino, Richard W. Anderson, Eli Fleisher, Lawrence Holsborg and Steven Schaefer.

Board Leadership Structure

The Board does not have a policy as to whether or not the roles of Chief Executive Officer and Chairman of the Board should be separate.  The Board believes that it should be free to make a choice on the leadership structure of the Board from time to time in any manner that is in the best interests of the Company and its stockholders.  Currently, Mr. Valpey serves as the Chairman of the Board and Mr. Ferrantino, Jr. as a Director and Chief Executive Officer.  Neither Mr. Valpey nor Mr. Ferrantino is independent as defined in the applicable NASDAQ Listing Standards.  Mr. Valpey has been Chairman since 1982.  From 1997 to 2002, he was also Chief Executive Officer.  Mr. Ferrantino, Jr. was elected a Director on November 1, 2009 after his appointment as Chief Executive Officer on November 1, 2009.

Mr. Anderson, an independent Director, has been elected Vice Chairman of the Board.  Among other responsibilities, the Vice Chairman of the Board presides over executive sessions of the Independent Directors and establishes agendas for meetings of the Independent Directors.  Based upon this experience over at least the past five years, the Board of Directors has determined that having an independent director serve as Vice Chairman is the most appropriate leadership structure for the Board when neither the Chairman nor Chief Executive Officer is independent within the meaning of the NASDAQ Listing Standards.

Board Oversight of Risk

The Company faces a variety of risks including strategic and operational risks, financial and liquidity risks, compliance risks and financial reporting risks.  The Board exercises its oversight of the Company’s risks through regular reports to the Board from our Chief Executive Officer, and other members of management on areas of material risk, actions and strategies to mitigate those risks and the effectiveness of those actions and strategies.

In addition, the Board oversees risk through oversight by the Audit Committee.  The Audit Committee discusses with management the Company’s policies with respect to risk assessment and risk management, including the Company’s financial risk exposures and the steps management has taken to monitor and control its risks.  Members of senior management with responsibility for oversight of particular risks report to the Audit Committee periodically throughout the year on aspects of the Company’s risk management.

Board Structure and Committee Composition

The Board maintains four standing committees:  the Audit, Compensation, Executive and Nominating Committees.  The Audit, Nominating and Compensation Committees are composed entirely of independent directors as defined in the NASDAQ Listing Standards.  Members of the Audit Committee each meet the enhanced independence standards for audit committee members.  The charters for each of the Audit, Compensation and Nominating Committees are available on Valpey-Fisher’s website, www.valpeyfisher.com (under the “Investors/Corporate Governance” caption).

During fiscal 2010, the Board held six meetings.  Each director attended at least 75% of all Board meetings and meetings of committees of which such director was a member.  Directors are expected to attend the Company’s annual meeting of stockholders.  All incumbent directors attended the last annual meeting of stockholders in May 2010.

Audit Committee

The Audit Committee has been established in accordance with Section 3(a)(58)A of the Securities Exchange Act of 1934 as amended.  The Audit Committee is responsible for retaining, evaluating and, if appropriate, terminating the Company’s independent auditors.  The Audit Committee assists the Board in oversight of (1) the integrity of the Company’s financial statements, (2) the Company’s independent auditor’s qualifications and independence, (3) the performance of the Company’s internal audit function and independent auditors, and (4) the compliance by the Company with legal and regulatory requirements.  In addition, the Committee renders its report for inclusion in the Company’s annual proxy statement.

The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties.  The Audit Committee held three meetings in fiscal year 2010.  The current members of the Audit Committee are Richard W. Anderson, Lawrence Holsborg and Steven Schaefer.  The Board has determined that Richard W. Anderson, an independent director, is an audit committee financial expert.  Mr. Anderson acquired his financial expertise over his forty-two-year career which includes twelve years as a commercial banker and thirty years as an investment officer, the last four of which has been as chief investment officer, of a private investment company.

The report of the Audit Committee is included in this proxy statement on page 14.

Executive Committee

The Executive Committee has all authority of the Board of Directors except that which by law cannot be delegated by the Board of Directors.  The Executive Committee consists of Gary Ambrosino, Richard W. Anderson. Michael J. Ferrantino, Jr. and Ted Valpey, Jr.  During fiscal 2010 the Executive Committee did not meet.

Nominating Committee

The Nominating Committee reviews and makes recommendations to the Board regarding potential candidates for nomination as director.  It assists the Board in fulfilling its responsibilities by identifying individuals qualified to become directors and selecting, or recommending that the Board of Directors select, the candidates for all directorships to be filled by the Board of Directors or by the stockholders, and advising the Board and the committees of the Board regarding their membership.

The Nominating Committee held two meeting in fiscal year 2010.  The current members of the Nominating Committee are Mario Alosco, Richard W. Anderson and Lawrence Holsborg.

Compensation Committee

The Compensation Committee assists the Board in discharging its responsibilities relating to compensation of the Company’s Chief Executive Officer and other executives.  In addition, the Committee reviews and recommends to the Board of Directors the Company’s Key Employee Bonus Plan for each year and reviews and recommends to the Board of Directors option grants pursuant to the Company’s Stock Option Plans.

The Compensation Committee held three meetings in fiscal year 2010.  The current members of the Compensation Committee are Gary Ambrosino, Mario Alosco and Lawrence Holsborg.

The Chair of the Committee reports to the Board significant matters dealt with by the Committee.  The minutes of meetings of the Compensation Committee are provided to all directors.

Historically, in undertaking its responsibilities, the Committee, at least annually, receives from the Chief Executive Officer recommendations for salary, as well as non-equity incentive awards under the plan in effect for the year, and stock option awards for named executive officers and other key employees. After considering and discussing the recommendations with the Chief Executive Officer, the Committee meets in executive session to consider each element of compensation. The Committee also reviews each element of the Chief Executive Officer’s compensation including salary based on various factors including the recommendation of the Chairman, and the Chief Executive Officer’s performance, achievement of personal objectives and operating targets. The Committee then recommends to the Board for its final approval, including the approval of at least a majority of the independent directors, each element of compensation for the Chief Executive Officer and other named executive officers.  Neither the Compensation Committee nor the Company has retained a compensation consultant.

Director Nomination Process

In connection with the director selection and nomination process, the Nominating Committee reviews the composition of the Board as a whole and considers the desired experience, mix of skills and other qualities necessary to assure appropriate Board composition, taking into account the current Board members and specific needs of the Company and the Board.  The Nominating Committee considers the requirement that at least a majority of the Board members be independent as required by applicable laws and regulations and also considers any specific expertise necessary for members of Board committees.

The Nominating Committee of the Company considers candidates for director proposed by directors and stockholders.  Potential candidates are screened and interviewed by the Nominating Committee.  All members of the Board may interview the final candidates.  The same identifying and evaluating procedures apply to all candidates for directors’ nomination, including candidates submitted by stockholders.

The Company’s general criteria for the nomination of director candidates include the following:

■	the candidates’ personal and professional ethics, integrity and values,
■	mature judgment,
■	management, accounting, finance, industry and technical knowledge,
■	demonstrated skills in his/her area of present or past professional or business responsibility,
■	an ability to work effectively with others,
■	sufficient time to devote to the affairs of the Company,
■	freedom from conflicts of interest.

The Nominating Committee and the Board seek to identify nominees for election to the Board who, taken together, create a Board that is strong in its collective knowledge and experience, derived from the skills and experience of its individual members in a variety of areas that are important to the Company, including industry knowledge and experience, executive management, finance and strategic planning.  The information as to each director set forth above on pages 5-7 includes a description of the experience, qualification, attributes or skills that were considered by the Nominating Committee and Board to determine that the individual nominee should serve as a director of the Company.

The Nominating Committee has not adopted a formal policy with regard to the consideration of diversity in identifying director nominees.  The Nominating Committee looks at the entirety of the Board and the full range of diversity, including professional experience, skills, and background.  The Nominating Committee and the Board implement the consideration of diversity of professional experience, skills and background through discussions at the Nominating Committee.

Stockholder Nominees

The Nominating Committee will consider director candidates recommended by stockholders.  Any candidate proposed by stockholders for consideration by the Nominating Committee should include the candidate’s name and qualifications for Board membership and should be addressed to:

Chair
Nominating Committee
c/o Secretary
Valpey-Fisher Corporation
75 South Street
Hopkinton MA 01748

Communications with the Board

You can contact the Board or any director by writing to the Board or any director addressed to the Board or such director:

c/o Secretary
Valpey-Fisher Corporation
75 South Street
Hopkinton MA 01748

The Secretary will promptly forward any communication unaltered to the Board or the director.

Policy With Respect to Related Person Transactions

It is our policy, set forth in writing, not to permit any transaction in which the Company is a party and in which executive officers or directors, their immediate family members, or 5% shareholders have or will have a direct or indirect interest, other than

1.	transactions available to all employees;

2.	transactions involving compensation or business expense reimbursement approved by the Compensation Committee or by disinterested members of the Board of Directors; or

3.	transactions involving less than $5,000 when aggregated with all similar transactions.

Any issues as to the application of this policy shall be resolved by the Audit Committee of the Board of Directors.  A copy of our Statement of Policy with Respect to Related Person Transactions is available at our website, www.valpeyfisher.com (under the “Investors/Corporate Governance” caption).

Director Compensation

For 2010, Mr. Valpey, a director, Chairman of the Company since 1982 and President and Chief Executive Officer of the Company from April 1997 until September 2002, received a salary of $80,000, a matching 401(k) contribution of $2,440 and a profit sharing contribution of $1,389.

The total 2010 compensation of each non-employee director is shown in the following table.

Name	Fees Earned or Paid in Cash ($) (1)	Option Awards ($) (2)(3)	All Other Compensation	Total ($)

Mario Alosco	$8,750	$0	$5,000 (4)	$13,750

Gary Ambrosino	8,450	0	0	8,450

Richard W. Anderson	9,100	0	0	9,100

Eli Fleisher	8,000	0	0	8,000

Lawrence Holsborg	9,800	0	0	9,800

Steven Schaefer	6,950	0	0	6,950
____________________
(1)
Each outside director is paid an annual director’s fee of $2,500 plus $750 for each meeting of the Board of Directors attended in person and $350 for each meeting of the Board of Directors attended by telephone.  Each outside director who is a member of a Committee is paid $750 for each Committee meeting attended in person and not held on the same day as a meeting of the Board of Directors.  For Committee meetings held on the same day as meetings of the Board of Directors or Committee meetings held by telephone, each outside director is paid for attendance at the rate of $350 per Committee meeting.

(2)
Amounts reflect the aggregate grant date fair value of stock options computed in accordance with FASB ASC Topic 718.  Assumptions used in the calculation of these amounts are included in footnote 9 to the Notes to Consolidated Financial Statements contained in the Company’s Form 10-K for the year ended December 31, 2010.

(3)
At December 31, 2010, directors held options to purchase shares of Common Stock of the Company as follows: Mr. Alosco – 10,374; Mr. Ambrosino – 10,000; Mr. Anderson – 15,562; Mr. Fleisher – 3,112; Mr. Holsborg – 10,374; and Mr. Schaefer – 10,000

(4)	Mr. Alosco received $5,000 for acting as Secretary of the Company.

Audit Committee Report

The Audit Committee has reviewed the Company’s audited consolidated financial statements for the year ended December 31, 2010 and discussed such statements with management and the Company’s independent auditors, Stowe & Degon, LLC (“S&D”).  Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. Management is responsible for the financial statements and the reporting process, including the system of internal controls.  The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America.

The Audit Committee has discussed with S&D the matters required to be discussed by Statement on Auditing Standards No. 61, as amended.  The Audit Committee received from S&D the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communication with the Audit Committee concerning independence and has discussed with them their independence.

Based on the review and discussions noted above, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 filed with the Securities and Exchange Commission.

The Audit Committee:
Richard W. Anderson, Chairman
Lawrence Holsborg
Steven Schaefer

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table shows the fees paid or accrued by the Company for the audit and other services provided by S&D for fiscal 2010 and 2009.

	2010		2009
Audit Fees	$89,000	(1)	$82,500	(2)
Audit Related Fees	0		0
Tax Fees (3)	7,750		7,750
All Other Fees	0		0
____________________
(1)
Audit fees in 2010 represent fees for professional services provided by S&D in connection with the audit of the Company’s 2010 financial statements and for the review of the Company’s financial statements included in the Company’s 2010 Quarterly Reports on Form 10-Q.

(2)
Audit fees in 2009 represent fees for professional services provided by S&D in connection with the audit of the Company’s 2009 financial statements and for the review of the Company’s financial statements included in the Company’s 2009 Quarterly Reports on Form 10-Q.

(3)	Tax fees billed to the Company by S&D in each of 2010 and 2009, respectively, were for professional services reviewing tax returns and providing tax advice.

The Audit Committee pre-approves all audit and non-audit services provided by the independent auditors prior to the engagement of the independent auditors with respect to such services.  The Chairman of the Audit Committee has been delegated the authority by the Committee to pre-approve the engagement of the independent auditors when the entire Committee is unable to do so.  The Chairman must report such pre-approvals to the entire Audit Committee at the next committee meeting.  In 2010, all audit related fees and tax fees were approved by the Audit Committee.

EXECUTIVE OFFICERS OF THE COMPANY

The names, ages and offices of the executive officers of the Company are as follows:

Name	Age	Office
Michael J. Ferrantino, Jr.	39	President and Chief Executive Officer
Michael J. Kroll	62	Vice President, Treasurer and Chief Financial Officer
Walt Oliwa	61	Senior Vice President Engineering

The term of office for each of our officers is until the first meeting of the Board of Directors following the annual meeting of stockholders and until a successor is chosen and qualified.

Mr. Ferrantino, Jr. was named President and Chief Executive Officer of the Company effective November 1, 2009.   From September 30, 2008 until October 31, 2009, he was Executive Vice President and Chief Operating Officer of the Company.  From January 1, 2004 to September 30, 2008, he was Vice President, Control Components Group of the Company.  From January 13, 2003 to January 1, 2004, he was Vice President of Sales and Marketing of the Company.

Mr. Kroll has been Vice President and Treasurer of the Company since 1982 and was named Chief Financial Officer in May 2002.

Mr. Oliwa was named Senior Vice President Engineering of the Company on September 30, 2008.  From May 16, 2005 to September 30, 2008, he was Vice President of Research and Development of the Company.

EXECUTIVE COMPENSATION

Summary of Executive Compensation

The Summary Compensation Table below sets forth compensation information for our Chief Executive Officer, and our two other most highly compensated executive officers during 2010 and 2009.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Option Awards ($) (1)(2)		Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($)		Total ($)
Michael J. Ferrantino, Jr., President and Chief	2010	$182,500	$5,521		$111,750	$8,600	(6)	$308,371
Executive Officer (4)	2009	$157,273	$14,750	(5)	$0	$6,200	(6)	$178,223
Michael J. Kroll, Vice President, Treasurer	2010	$148,235	$5,521		$60,000	$7,035	(7)	$220,791
and Chief Financial Officer	2009	$143,221	$0		$0	$5,576	(7)	$148,797
Walt Oliwa, Senior Vice President -	2010	$144,647	$5,521		$60,000	$6,678	(8)	$216,846
Engineering	2009	$138,750	$0		$0	$5,489	(8)	$144,239
___________________
(1)
On March 10, 2010, 10,000 option grants were made to each of Michael J. Ferrantino, Jr., Michael J. Kroll, and Walt Oliwa with an exercise price per share of $1.32, the fair market value on the date of the grant, vesting 33% on the first three annual anniversary dates of the grant.  The options terminate on March 9, 2015.

(2)
Amounts reflect aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in footnote 9 to the Notes to Consolidated Financial Statements contained in the Company’s Form 10-K for the year ended December 31, 2010.

(3)	Amounts for 2010 represent payments made in the first quarter of 2011 for the year ended December 31, 2010 under the Company’s Key Employee Bonus Plan for 2010.

(4)	President and Chief Executive Officer effective November 1, 2009. Executive Vice President and Chief Operating Officer from prior to 2009 until October 31, 2009.

(5)
On September 16, 2009, 25,000 option grants were made to Michael J. Ferrantino, Jr. with an exercise price per share of $1.425, the fair market value on the date of the grant, vesting 33% on the first three annual anniversary dates of the grant.  The options terminate on September 15, 2014.

(6)
For 2010, includes a matching contribution of $5,480 and a profit sharing contribution of $3,120 made in the first quarter of 2011 for the year ended December 31, 2010 under the Company’s Profit Sharing 401(k) Plan.  For 2009, includes a matching contribution of $6,200 under the Company’s Profit Sharing 401(k) Plan.

(7)
For 2010, includes a matching contribution of $4,483 and a profit sharing contribution of $2,552 made in the first quarter of 2011 for the year ended December 31, 2010 under the Company’s Profit Sharing 401(k) Plan.  For 2009, includes a matching contribution of $5,576 under the Company’s Profit Sharing 401(k) Plan.

(8)
For 2010, includes a matching contribution of $4,187 and a profit sharing contribution of $2,491 made in the first quarter of 2011 for the year ended December 31, 2010 under the Company’s Profit Sharing 401(k) Plan.   For 2009, includes a matching contribution of $5,489 under the Company’s Profit Sharing 401(k) Plan.

Annual Cash Incentives

Based upon the recommendations of the Compensation Committee, the Board approved our 2010 Key Employee Bonus Plan (the “2010 Plan”).  The 2010 bonus pool as outlined below was based on achieving certain 2010 adjusted operating profit amounts.  Adjusted operating profit is defined as operating profit before the bonus amount and excluding the effects of SFAS 123R and other income or expense amounts determined by the Compensation Committee.  The bonus pool amount also includes any profit sharing contribution for 2010 as determined by the Board.

Adjusted Operating Profit	Cumulative Bonus Amount
$224,000	$100,000
$500,000	$150,000
$750,000	$200,000
$1,000,000	$275,000
$1,250,000	$325,000
$1,500,000	$375,000
$1,750,000	$425,000
$2,000,000	$475,000
$2,500,000	$575,000

For operating performance in excess of $2,500,000 of the adjusted operating profit amount, the Board of Directors determines the bonus pool.  The Board of Directors determined the 2010 bonus pool to be $525,000 based upon a 2010 adjusted operating profit amount of $2,251,000 and bonuses paid pursuant to the 2010 Plan are set forth in the Summary Compensation Table.

The 2010 Plan provides the Compensation Committee will recommend the bonus payout amount for the Chief Executive Officer to the Board of Directors for its approval and the Chief Executive Officer will recommend to the Committee, who in turn will consider and recommend to the full Board, the payout amount for the remaining participants, including the other named executive officers.  The 2010 Plan provides that the bonus award will range from 0% to 100% of a participant’s salary.  The final determination of the Board to approve such incentive awards includes the approval of all the independent directors.

Retirement Plan

The named executive officers participated in the Company’s Profit Sharing 401(k) Plan.  Under the profit sharing section of the plan, the Company may make contributions to the plan at the discretion of the Board of Directors.  Under the 401(k) section of the plan, the Company matches 50% of employee contributions, up to 6% of compensation.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date

Michael J. Ferrantino, Jr.	19,851	-	$1.30	7/28/14
	38,695	-	$1.24	5/4/15
	8,333	16,667 (1)	$1.43	9/15/14
	-	10,000 (2)	$1.32	3/9/15

Michael J. Kroll	48,148	-	$1.10	6/26/13
	39,702	-	$1.24	5/4/15
	-	10,000 (2)	$1.32	3/9/15

Walt Oliwa	48,148	-	$1.30	5/15/15
	-	10,000 (2)	$1.32	3/9/15
___________________
(1)	8,334 shares vest on 9/16/11 and another 8,333 shares vest on 9/16/12
(2)	3,333 shares vest on 3/10/11, another 3,334 vest on 3/10/12, and another 3,333 vest on 3/10/13.

Potential Payments Upon Termination or Change in Control

The Company has an agreement with Mr. Ferrantino, Jr. which provides that in the event of the sale of the Company prior to December 31, 2011, the Company will pay him a one-time severance equal to two years’ base salary, an aggregate of $380,000, if he is not employed by the new control entity as Chief Executive Officer.

The Company has an agreement with Mr. Kroll which provides that in the event of the sale of the Company prior to December 31, 2011, the Company will pay him a one-time severance equal to two years’ base salary, an aggregate of $306,495, if he is not employed by the new control entity as Chief Financial Officer.

The Company has a retention agreement with Mr. Oliwa providing for a one-time retention payment equal to one year’s base salary, currently $150,544, upon a change in control of the Company prior to December 31, 2011, provided he continues employment with the Company through such change in control.

2.  OTHER MATTERS

Audit and Related Matters

The Audit Committee has selected Stowe & Degon, LLC (“S&D”), an independent registered public accounting firm, as auditors of the Company for 2011.  The consolidated financial statements of the Company and its subsidiaries included in the Annual Report to Stockholders for the fiscal year ended December 31, 2010 were examined by S&D.  Representatives of S&D are expected to attend the meeting with the opportunity to make a statement if they desire.  It is expected that such representatives will be available to respond to appropriate questions from stockholders.

Additional Information

The cost of solicitation of Proxies will be borne by the Company.  If necessary to ensure satisfactory representation at this meeting, Proxies may be solicited to a limited extent by telephone or personal interview by officers and employees of the Company.  Such solicitation will be without cost to the Company, except for actual out-of-pocket communication charges.  Brokerage houses, banks, custodians, nominees and fiduciaries are being requested to forward the proxy material to beneficial owners and their reasonable expenses for doing so will be reimbursed by the Company.

Stockholders’ Proposals

From time to time shareholders present proposals which may be proper subjects for inclusion in the Proxy Statement and for consideration at an annual meeting.  Shareholders who intend to present proposals at the 2012 Annual Meeting, and who wish to have such proposals included in the Company’s Proxy Statement for the 2011 Annual Meeting, must be certain that such proposals are received by the Company’s Secretary at the Company’s executive offices, 75 South Street, Hopkinton, Massachusetts 01748, not later than November 25, 2011. Such proposals must meet the requirements set forth in the rules and regulations of the Securities and Exchange Commission in order to be eligible for inclusion in the Proxy Statement.  Shareholders who intend to present a proposal at the 2012 Annual Meeting but who do not wish to have such proposal included in the Company’s Proxy Statement for such meeting must be certain that notice of such proposal is received by the Company’s Secretary at the Company’s executive offices not later than February 8, 2012.

By Order of the Board of Directors

Mario Alosco
Secretary

March 25, 2011

Upon the written request of any stockholder of the Company, the Company will provide to such stockholder a copy of the Company’s Annual Report on Form 10-K for 2010, including the financial statements and the schedules thereto, filed with the Securities and Exchange Commission.  Any such request should be directed to Secretary, Valpey-Fisher Corporation, 75 South Street, Hopkinton, Massachusetts  01748.  There will be no charge for such report unless one or more exhibits thereto are requested, in which case the Company’s reasonable expenses of furnishing such exhibits may be charged.

All stockholders are urged to fill in, sign and mail the enclosed Proxy promptly whether or not you expect to attend the meeting.  If you are mailing your Proxy, kindly do so sufficiently in advance of the meeting date so that it will be received in time to be counted at the meeting.

Proxy - Valpey-Fisher Corporation

Proxy Solicited by the Board of Directors for
Annual Meeting on May 12, 2011

The undersigned hereby constitutes and appoints MICHAEL J. FERRANTINO, JR. and MICHAEL J. KROLL, either one of whom is authorized to act singly, attorneys and proxies with full power of substitution according to the number of shares of Common Stock of Valpey-Fisher Corporation (the "Company") which the undersigned may be entitled to vote and with all powers which the undersigned would possess if personally present at the Annual Meeting of its stockholders to be held on May 12, 2011, at the offices of the Company, 75 South Street, Hopkinton, Massachusetts  01748, and at any adjournment thereof, on matters properly coming before the Meeting.  Without otherwise limiting the general authorization hereby given, said attorneys and proxies are instructed to vote as follows on the proposal set forth on the reverse side and described in the Proxy Statement dated March 25, 2011.

The undersigned acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, each dated March 25, 2011.

UNLESS OTHERWISE SPECIFIED IN THE SPACE PROVIDED, THE UNDERSIGNED’S VOTE IS TO BE CAST “FOR” THE ELECTION AS DIRECTORS OF THE PERSONS NAMED IN THE PROXY STATEMENT DATED MARCH 25, 2011.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Important Notice Regarding the Availability of Proxy Materials
Copies of the proxy statement, form of proxy card and our annual report to stockholders are available at www.valpeyfisher.com/AnnualMeeting.

Annual Meeting Proxy Card

A        Election of Directors

The Board of Directors recommends a vote FOR all the nominees listed.

1.	Nominees:	For	Withhold		For	Withhold

	01 - Mario Alosco	☐	☐	05 - Eli Fleisher	☐	☐

	02 – Gary Ambrosino	☐	☐	06 - Lawrence Holsborg	☐	☐

	03 – Richard W. Anderson	☐	☐	07 – Steven Schaefer	☐	☐

	04 – Michael J. Ferrantino, Jr.	☐	☐	08 – Ted Valpey, Jr.	☐	☐

B        Non-Voting Items
Change of Address – Please print new address below.	Comments – Please print your comments below.

C        Authorized Signatures – This section must be completed for your instructions to be executed. – Date and Sign Below

In signing this Proxy, please sign your name or names in the boxes below in the exact form appearing on this Proxy.  When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such.  EACH JOINT TENANT MUST SIGN.
Date (mm/dd/yyyy)- Please print date below	Signature 1 – Please keep signature within the box	Signature 2 - Please keep signature within the box